UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2004

TREASURE MOUNTAIN HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-394211
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Reference is made to the Current Report on Form 8-K dated September 29, 2004 filed by Treasure Mountain Holdings, Inc. ("Treasure Mountain" or the "registrant") on October 5, 2004 for information regarding the consummation of the merger (the "Merger") provided for in the Merger Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of July 8, 2004, as amended on September 29, 2004, by and among Treasure Mountain, a subsidiary of Treasure Mountain and Vyteris, Inc. ("Vyteris").

Item 4.01 Change in Registrant’s Certifying Accountant

Reference is made to the Current Report on Form 8-K dated September 29, 2004 filed by Treasure Mountain on October 5, 2004 for information regarding Treasure Mountain's auditors.  In addition, during the two most recent fiscal years and through the date hereof, there have been no reportable events as defined in Regulation S-K, Item 304(a)(1)(v).

Ernst & Young LLP is the independent auditor for Vyteris, and has been such since Vyteris was incorporated in 2000. By virtue of the Merger, there is deemed to have been a change in Treasure Mountain's certifying accountant. Formal appointment of Ernst & Young LLP will be considered by Treasure Mountain's newly constituted audit committee. Ernst & Young LLP was appointed by the Vyteris audit committee and it is anticipated that Ernst & Young will be approved by the newly constituted audit committee. Upon such appointment, the registrant will amend this disclosure to provide additional information regarding the appointment of Ernst & Young LLP and the dismissal of the registrant's former certifying accountants.

Madsen & Associates served as Treasure Mountain's accountants with respect to its financial statements for the year ended December 31, 2003. As noted in Treasure Mountain's annual report on Form 10-KSB for the year ended December 31, 2003, the firm of Sellers & Andersen, LLC served as Treasure Mountain's independent certifying accountants for the prior year. As reported in Treasure Mountain's annual report on Form 10-KSB for the year ended December 31, 2003, there were no disagreements with Sellers & Anderson on any matters of accounting principles and practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Sellers & Andersen, would have caused them to make reference thereto on the financial statements. Further, during 2004 there have been no disagreements with Madsen & Associates on any matters of accounting principles and practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Madsen & Associates, would have caused them to make reference thereto on the financial statements. Further, for 2002 and 2003, there were no reportable events as set forth in Regulation S-B, Item 304 (a)(1)(iv).

Audit reports of each of the above firms for Treasure Mountain's 2002 and 2003 year-end financial statements contained a modification expressing substantial doubt as to Treasure Mountain's ability to continue as a going concern.

The Company has provided Madsen & Associates with a copy of this Current Report on Form 8-K/A, along with the Current Report on Form 8-K dated September 29, 2004 filed by Treasure Mountain on October 5, 2004, and requested that they furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of this letter is attached hereto as Exhibit 16.1 in accordance with Regulation S-K, Item 304(a)(3).

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Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

Reference is made to the Form 14f-1 dated July 20, 2004 for information regarding the replacement of the directors and officers of Treasure Mountain with the former directors and officers of Vyteris.

Item 9.01 Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits are filed as part of this Current Report:

(a) Financial Statements of businesses acquired:

Audited year-end financial statements of Vyteris, Inc.:

 Report of Independent Registered Public Accounting Firm
 Balance Sheets as of December 31, 2003 and 2002
 Statements of Operations for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000
       (inception) to December 31, 2003
 Statements of Changes in Stockholders’ Equity (Deficit) for the period from
       November 10, 2000 (inception) to December 31, 2003
 Statements of Cash Flows for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000
       (inception) to December 31, 2003
 Notes to Year-End Financial Statements

Unaudited interim financial statements of Vyteris, Inc.:

 Balance Sheets as of June 30, 2004 and December 31, 2003
  Statements of Operations for the three and six months ended June 30,
       2004 and 2003 and for the period from November 10, 2000
       (inception) to June 30, 2004
 Statements of Changes in Stockholders’ Equity (Deficit) for
       the period from November 10, 2000
       (inception) to June 30, 2004
 Statements of Cash Flows for the six months ended June 30,
       2004 and 2003 and for the period from November 10, 2000
       (inception) to June 30, 2004
 Notes to Interim Financial Statements

(b) Pro forma financial information (unaudited):

 Introductory Statement
 Pro Forma Condensed Combined Balance Sheet as of
      June 30, 2004
 Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2003
 Pro Forma Condensed Combined Statement of Operations for the six
       months ended June 30, 2004
 Notes to Pro Forma Condensed Combined Financial Statements

(c) Exhibits:

           16.1  Letter from Madsen & Associates, CPA's, Inc. dated November 5, 2004

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Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Vyteris, Inc.

We have audited the accompanying balance sheets of Vyteris, Inc. (a development stage enterprise) as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended and the period from November 10, 2000 (inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vyteris, Inc. at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended and the period from November 10, 2000 (inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring losses and defaulted on the payment of certain debt obligations and is dependent upon obtaining sufficient financing to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects of the recoverability of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

MetroPark, New Jersey
May 4, 2004,
except for Note 17E, as to which the date is
May 6, 2004

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Vyteris, Inc.
(A Development Stage Enterprise)

Balance Sheets

	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$2,286,167	$765,123
Due from the U.S. Food and Drug Administration	—	313,320
Prepaid expenses and other current assets	93,238	73,475
Total current assets	2,379,405	1,151,918

Property and equipment, net	2,934,902	1,972,096
Total assets	$5,314,307	$3,124,014

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$887,858	$1,139,743
Accrued expenses	627,523	589,559
Interest payable to related parties	2,056,495	490,511
Deferred revenue	300,000	300,000
Due to a related party	71,577	71,577
Convertible, secured promissory notes payable to related parties	20,350,000	10,462,146
Secured promissory notes payable to related parties	2,900,000	—
Convertible promissory note payable to a related party	500,000	—
Current portion of capital lease obligation	22,620	17,758
Total current liabilities	27,716,073	13,071,294

Capital lease obligation, less current portion	29,546	26,549

Preferred stock, par value $0.0001 per share; 50,000,000 shares authorized:
Series A convertible, redeemable preferred stock; 333,333 shares issued and outstanding on December 31, 2003 and 2002; liquidation preference $9,999,990	333,333	333,333
Series B convertible, redeemable preferred stock; 3,000,000 shares issued and outstanding on December 31, 2003 and 2002; liquidation preference $9,000,000	2,917,640	2,917,640

Stockholders’ deficit:
Common stock, par value $0.0001 per share; 75,000,000 shares authorized, 1,812,479 shares issued and outstanding on December 31, 2003 and 2002, respectively	181	181
Additional paid-in capital	7,836,638	7,825,000
Deferred compensation	(43,347)	(106,803)
Deficit accumulated in development stage	(33,475,757)	(20,943,180)
Total stockholders’ deficit	(25,682,285)	(13,224,802)
Total liabilities and stockholders’ deficit	$5,314,307	$3,124,014

See accompanying notes.

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Vyteris, Inc.
(A Development Stage Enterprise)

Statements of Operations

			Period from
			November
			10, 2000
			(inception) to
	Year ended December 31,		December 31,
	2003	2002	2003
Revenue:
Contract research revenue	$200,000	$151,452	$628,000

Operating expenses:
Research and development	8,734,871	7,209,796	23,317,759
General and administrative	2,454,922	2,890,568	8,710,953
Total operating expenses	11,189,793	10,100,364	32,028,712

Interest income	(5,775)	(10,834)	(318,378)
Interest expense	1,787,143	829,616	2,632,007
Loss before benefit from state income taxes	(12,771,161)	(10,767,694)	(33,714,341)

Benefit from state income taxes	(238,584)	—	(238,584)

Net loss	$(12,532,577)	$(10,767,694)	$(33,475,757)

Basic and diluted loss applicable to common shareholders per share	$(6.91)	$(6.25)

Weighted-average number of shares of common stock outstanding	1,812,479	1,722,744

See accompanying notes.

Vyteris, Inc.
(A Development Stage Enterprise)

Statements of Changes in Stockholders’ Equity (Deficit)

			Additional		Deficit Accumulated	Total Stockholders’
	Common Stock		Paid-in	Deferred	in Development	Equity
	Shares	Amount	Capital	Compensation	Stage	(Deficit)

Balance at November 10, 2000 (inception)	—	$—	$—	$—	$—	$—
Issuance of common stock	1,666,667	167	6,501,860	—	—	6,502,027
Net loss	—	—	—	—	(716,621)	(716,621)
Balance at December 31, 2000	1,666,667	167	6,501,860	—	(716,621)	5,785,406
Compensation associated with stock option grants	—	—	260,810	(260,810)	—	—
Amortization of deferred compensation	—	—	—	48,177	—	48,177
Exercise of stock options	20,625	2	12,372	—	—	12,374
Issuance of warrants	—	—	64,000	—	—	64,000
Consultant compensation associated with stock option grants	—	—	8,799	—	—	8,799
Net loss	—	—	—	—	(9,458,865)	(9,458,865)
Balance at December 31, 2001	1,687,292	169	6,847,841	(212,633)	(10,175,486)	(3,540,109)
Issuance of common stock	125,000	12	499,988	—	—	500,000
Forfeited stock options	—	—	(25,161)	25,161	—	—
Amortization of deferred compensation	—	—	—	80,669	—	80,669
Exercise of stock options	187	—	112	—	—	112
Issuance of warrants	—	—	502,220	—	—	502,220
Net loss	—	—	—	—	(10,767,694)	(10,767,694)
Balance at December 31, 2002	1,812,479	181	7,825,000	(106,803)	(20,943,180)	(13,224,802)
Forfeited stock options	—	—	(272)	272	—	—
Compensation associated with stock option grants	—	—	9,480	(9,480)	—	—
Amortization of deferred compensation	—	—	—	72,664	—	72,664
Consultant compensation associated with stock option grants	—	—	2,430	—	—	2,430
Net loss	—	—	—	—	(12,532,577)	(12,532,577)
Balance at December 31, 2003	1,812,479	$181	$7,836,638	$(43,347)	$(33,475,757)	$(25,682,285)

See accompanying notes.

Vyteris, Inc.
(A Development Stage Enterprise)

Statements of Cash Flows

			Period from
			November 10,
			2000
			(inception) to
	Year ended December 31,		December 31,
	2003	2002	2003
Operating activities
Net loss	$(12,532,577)	$(10,767,694)	$(33,475,757)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	288,041	239,490	639,498
Amortization of notes payable discount	217,854	341,788	566,220
Amortization of deferred compensation	72,664	80,669	201,510
Noncash compensation	2,430	—	11,229
Changes in operating assets and liabilities:
Accounts receivable	—	96,548	—
Due from the U.S. Food and Drug Administration	313,320	(313,320)	—
Due from Becton Dickinson and Co.	—	50,416	—
Prepaid expenses and other current assets	(19,763)	(65,946)	(93,238)
Accounts payable	(251,885)	484,790	887,858
Accrued expenses	37,964	(216,165)	627,523
Interest payable to related parties	1,565,984	482,311	2,056,495
Deferred revenue	—	300,000	300,000
Due to Spencer Trask	—	61,577	71,577
Net cash used in operating activities	(10,305,968)	(9,225,536)	(28,207,085)

Investing activities
Purchases of equipment	(1,225,631)	(700,292)	(2,492,966)
Net cash used in investing activities	(1,225,631)	(700,292)	(2,492,966)

Financing activities
Net proceeds from issuance of common stock	—	500,000	6,335,360
Net proceeds from issuance of convertible redeemable preferred stock	—	—	2,917,640
Proceeds from exercise of options	—	112	12,486
Proceeds from issuance of convertible promissory notes to related parties	9,670,000	9,680,000	20,350,000
Proceeds from issuance of secured promissory notes to related parties	2,900,000	—	2,900,000
Proceeds from issuance of promissory note to related party	500,000	—	500,000
Repayment of capital lease obligations	(17,357)	(11,012)	(29,268)
Net cash provided by financing activities	13,052,643	10,169,100	32,986,218

Net increase in cash and cash equivalents	1,521,044	243,272	2,286,167
Cash and cash equivalents, beginning of period	765,123	521,851	—
Cash and cash equivalents, end of period	$2,286,167	$765,123	$2,286,167

Supplemental disclosure of cash flow information
Issuance of capital stock in exchange for equipment	$—	$—	$1,000,000
Equipment acquired under capital lease	$25,216	$43,043	$81,434
Issuance of warrants in connection with issuance of convertible secured promissory notes payable to related parties	$—	$502,220	$566,220
Interest paid	$3,354	$3,197	$7,201

See accompanying notes.

Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

1. Organization and Basis of Presentation

Organization

Vyteris, Inc. (“Vyteris”), formerly Drug Delivery Technologies, Inc., was incorporated on July 19, 2000 in the State of Delaware. Vyteris had no operating activity prior to November 10, 2000.

Effective November 10, 2000, Vyteris, Becton Dickinson and Co. (“Becton”) and Spencer Trask Specialty Group, LLC (“Spencer Trask”) entered into a stockholders’ agreement (“Stockholders’ Agreement”), in conjunction with a transaction agreement (“Transaction Agreement”), also effective on November 10, 2000, whereby Becton agreed to transfer to Vyteris certain assets in exchange for common stock and Series A convertible redeemable preferred stock and Spencer Trask agreed to contribute $9,000,000 in cash in exchange for common stock and Series B convertible redeemable preferred stock.

Vyteris paid certain Transaction Agreement expenses on behalf of Spencer Trask approximating $250,000. The reimbursement was recorded as a reduction in paid-in capital associated with the common stock and Series B convertible, redeemable preferred stock issued to Spencer Trask.

Vyteris is engaged in the development of noninvasive, transdermal drug delivery systems. Vyteris holds over 60 U.S. patents relating to the delivery of drugs across the skin using a mild electric current. The Company operates in one business segment.

Basis of Presentation

The accompanying financial statements have been prepared assuming that Vyteris will continue as a going concern; however, at its current and planned rate of spending, Vyteris’ cash and cash equivalents are not sufficient to allow it to continue operations through December 31, 2004. Additionally, Vyteris defaulted on the payment of certain debt obligations. Vyteris requires additional sources of capital to meet budgeted expenditures in order to continue its operations through that date.

Although Vyteris obtained financing of approximately $8 million subsequent to December 31, 2003, no assurance can be given that Vyteris will be successful in arranging the additional planned financing needed to continue the execution of its business plan, which include the launch of a commercial product. Failure to obtain such financing may require management to substantially curtail operations, which may result in a material adverse effect on the financial position or results of operations of Vyteris.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

2. Significant Accounting Policies

Cash Equivalents

Vyteris considers all highly liquid instruments with maturities of three months or less at the date of purchase to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost, except for certain equipment acquired in connection with the Transaction Agreement, which is recorded at the fair value of the equipment on the date of acquisition. Vyteris provides for depreciation using the straight-line method over the estimated useful lives of the respective assets (3-10 years). Equipment held under capital leases is recorded at the present value of the minimum lease payments at the inception of the lease and is amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the equipment. Amortization of equipment held under capital leases is included in depreciation and amortization expense in the accompanying financial statements.

Deferred Revenue

Non-refundable upfront fees received from B. Braun Medical, Inc. (“Braun”) (refer to Note 13) are deferred and will be recognized as revenue on a straight-line basis commencing on the commercial start date (as defined in the agreement) over the 10-year life of the agreement.

Reverse Common Stock Split

On March 31, 2004 Vyteris completed a 1:4 reverse stock split of its common stock (refer to Note 16). All share information with respect to Vyteris’ common stock, options, and warrants have been adjusted to give retroactive effect to the reverse common stock split for all periods presented.

Stock-Based Compensation

As permitted by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), Vyteris has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and related interpretations in accounting for its employee stock-based compensation because the alternative fair value method of accounting provided for under SFAS No. 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such option are known and fixed at the date of grant. The Board of Directors determines the fair value of common stock.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

2. Significant Accounting Policies (continued)

Vyteris accounts for options issued to non-employees under SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Therefore, the fair value of options issued to non-employees is recorded as an expense and periodically re-measured over the vesting terms.

Vyteris has adopted the disclosure-only provisions of SFAS No. 123. Pro forma information regarding net loss is required by SFAS No. 123, which requires that the information is to be determined as if Vyteris had accounted for its employee stock options granted under the fair value provisions of SFAS No. 123. For purposes of SFAS No. 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting periods.

The fair value of each option granted was estimated at the date of grant using the minimum value option pricing model with the following assumptions for the grants made during 2003; weighted average risk-free interest rate of 3.22%, no dividend yield and weighted-average expected option life of six years, and for grants made during 2002; weighted average risk-free interest rate of 4.75%, no dividend yield and weighted-average expected option life of six years.

In addition, the option valuation models require input of highly subjective assumptions. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

The pro forma net loss may not be representative of future disclosure since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

2. Significant Accounting Policies (continued)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. Vyteris’ pro forma information is as follows:

			Period from November 10, 2000 (inception) to
	Year ended December 31		December 31,
	2003	2002	2003

Net loss as reported:	$(12,532,577)	$(10,767,694)	$(33,475,757)
Add stock-based employee compensation expense included in reported net loss	72,664	80,669	201,510
Deduct total stock-based employee compensation expense determined under the fair value based method for all awards	(140,829)	(130,133)	(331,604)
Pro forma net loss	$(12,600,742)	$(10,817,158)	$(33,605,851)
Basic and diluted pro forma net loss per share applicable to common stockholders per share	$(6.95)	$(6.28)

Income Taxes

Vyteris records deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities and on operating loss carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Contract Research Revenue

During 2003 and 2002, Vyteris had research arrangements with three U.S. pharmaceutical companies to develop iontophoretic transdermal patch systems for the administration of drugs for use in pre-clinical and clinical development. All contract research revenue has been received from the three pharmaceutical companies described above. Contract research revenue is recognized utilizing the percentage of completion method.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

2. Significant Accounting Policies (continued)

The cost of contract research revenue was approximately $161,000, $104,000, and $521,000, for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003, respectively, and is included in research and development expense in the accompanying financial statements.

University Research Agreements

During 2003, Vyteris funded two separate University research programs. The first aimed to advance the iontophoretic delivery of drugs through the skin. The second targeted the delivery of therapeutic drugs for a specific condition. The cost of the research programs was approximately $168,000 in 2003, and is included in research and development expense in the accompanying financial statements. The agreements provide for future funding of approximately $200,000 in 2004, $84,000 in 2005 and $4,000 in 2006.

Research and Development

Research and development costs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings per Share” (“SFAS No. 128”). Under the provisions of SFAS No. 128, basic net loss per common share (“Basic EPS”) is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share (“Diluted EPS”) is computing by dividing net loss by the weighted average number of shares and dilutive common share equivalents then outstanding. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of preferred stock. Diluted EPS is identical to Basic EPS since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive.

Reclassification of Expenses

Certain amounts in the accompanying financial statements have been reclassified to conform to the 2003 presentation.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

3. Property and Equipment

The following is a summary of property and equipment:

	December 31,
	2003	2002

Manufacturing and laboratory equipment	$1,235,815	$1,116,626
Furniture and fixtures	32,743	7,899
Office equipment	104,516	50,008
Software	82,200	43,840
	1,455,274	1,218,373
Less accumulated depreciation and amortization	639,498	351,457
	815,776	866,916
In-process equipment	1,888,396	1,105,180
Construction in progress	230,730	—
	$2,934,902	$1,972,096

At December 31, 2003 and 2002, equipment held under capital lease included manufacturing and laboratory equipment and software of approximately $81,000 and $56,000, respectively. Depreciation and amortization expense, included in research and development expense and general and administrative expense in the accompanying financial statements, was approximately $288,000, $239,000, and $639,000, respectively, for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003.

At December 31, 2003 and 2002, in-process equipment included advances of approximately $1,561,000 and $1,040,000, respectively for a continuous motion patch machine that is being custom manufactured for Vyteris. Additionally, at December 31, 2003 and 2002, in-process equipment included advances of approximately $96,000 and $65,000 for patch controller manufacturing equipment that is being custom manufactured for Vyteris.

Total open purchase commitments related to property and equipment were as follows at December 31, 2003:

Continuous motion patch machine	$239,000
Controller manufacturing equipment	29,000
Facility expansion project	101,000
Laboratory equipment	17,000
Total	$386,000

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

4. Promissory Notes

During 2003, 2002 and 2001, Vyteris issued convertible secured promissory notes (the “Convertible Notes”) with an aggregate principal amount of $20,350,000 to the related parties listed below. Each of the Convertible Notes matures one year from its respective date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal and is overdue).

Vyteris defaulted on payment of the entire principal and accrued interest due on the Convertible Notes dated November 21, 2001, December 3, 2001, January 25, 2002, February 22, 2002, April 10, 2002, May 9, 2002, July 12, 2002, August 20, 2002, October 17, 2002, November 26, 2002, and December 23, 2002. Therefore, Vyteris accrued interest at an annual rate of 11% for each of the Notes in default starting on their respective maturity dates. As of December 31, 2003, no principal or interest has been paid on any of the Convertible Notes. The Convertible Notes are secured by all of Vyteris’ domestic and foreign patents.

The following is a schedule of the Convertible Notes:

Payee	Issuance Date	Principal Amount	Balance at December 31, 2003	Balance at December 31, 2002

Spencer Trask Specialty Group, LLC	November 21, 2001	$750,000	$750,000	$750,000
Member of Vyteris Board of Directors	December 3, 2001	250,000	250,000	250,000
Spencer Trask Specialty Group, LLC	January 25, 2002	750,000	750,000	750,000
Spencer Trask Specialty Group, LLC	February 22, 2002	1,500,000	1,500,000	1,500,000
Spencer Trask Specialty Group, LLC	April 10, 2002	1,000,000	1,000,000	1,000,000
Spencer Trask Specialty Group, LLC	May 9, 2002	2,000,000	2,000,000	2,000,000
Spencer Trask Specialty Group, LLC	July 12, 2002	1,000,000	1,000,000	1,000,000
Spencer Trask Specialty Group, LLC	August 20, 2002	625,000	625,000	625,000
Spencer Trask Specialty Group, LLC	October 17, 2002	925,000	925,000	925,000
Spencer Trask Specialty Group, LLC	November 26, 2002	880,000	880,000	880,000
Spencer Trask Specialty Group, LLC	December 23, 2002	1,000,000	1,000,000	1,000,000
Spencer Trask Specialty Group, LLC	January 24, 2003	1,000,000	1,000,000	—
Spencer Trask Specialty Group, LLC	March 7, 2003	1,155,000	1,155,000	—
Spencer Trask Specialty Group, LLC	March 28, 2003	1,150,000	1,150,000	—
Spencer Trask Specialty Group, LLC	April 30, 2003	607,500	607,500	—
Spencer Trask Specialty Group, LLC	May 30, 2003	1,152,500	1,152,500	—
Spencer Trask Specialty Group, LLC	July 8, 2003	1,240,000	1,240,000	—
Spencer Trask Specialty Group, LLC	July 29, 2003	1,200,000	1,200,000	—
Spencer Trask Specialty Group, LLC	August 28, 2003	1,165,000	1,165,000	—
Spencer Trask Specialty Group, LLC	October 3, 2003	1,000,000	1,000,000	—
			20,350,000	10,680,000
Less discount from issuance of warrants			—	217,854
			$20,350,000	$10,462,146

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

4. Promissory Notes (continued)

In connection with the issuance of the Convertible Notes, Vyteris issued warrants (“Warrants”) to purchase 2,035,000 shares (967,000 during 2003, 968,000 during 2002 and 100,000 during 2001) of Vyteris’ common stock at an exercise price of $4.00 per share. Management estimated that the Warrants had an aggregate fair value of approximately $566,000 (None for 2003 issues, $502,000 for 2002 issues, and $64,000 for 2001 issues) based on a valuation on each of the respective dates of issue. Therefore, Vyteris has recorded an aggregate discount on the Convertible Notes of approximately $566,000 and paid-in capital of approximately $502,000 and $64,000 in the accompanying statements of changes in stockholders’ equity (deficit) for the years ended December 31, 2002 and 2001, respectively (none in 2003). The discount is amortized over each of the Convertible Notes respective one-year life.

The Warrants had an expiration date of the earlier of seven years from the date of issuance or three years from the date of a qualified initial public offering (“IPO”). A qualified IPO is defined as one in which the minimum gross proceeds are $10,000,000 and the minimum price per common share is $12.00.

At December 31, 2003 and 2002, approximately $2,023,000 and $490,000 of accrued interest on the Convertible Notes was recorded in interest payable to related parties in the accompanying balance sheets.

At any time prior to maturity, all interest and principal on the Convertible Notes were, at the option of the holder, convertible into shares of Vyteris’ stock, as defined below, upon the closing of a private equity financing (“Private Equity Financing”) in which the minimum gross proceeds are $3,000,000. The Convertible Notes were convertible into capital stock of the same class or series of capital stock and at the same price per share of the capital stock issued in the Private Equity Financing.

The Convertible Notes issued during 2001 were amended during 2002 to be convertible at the option of the holder (the original terms included automatic conversion) upon closing of a Private Equity Financing, as described above.

If Vyteris proposed to consolidate with, or merge into, another corporation or entity, or to sell all or substantially all of its assets, then Vyteris was required to provide holders of the Convertible Notes with at least ten days’ prior written notice of any such proposed action, and the holders of the Convertible Notes will, at their option, have the right to demand immediate prepayment of all principal and interest due under the Notes.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

4. Promissory Notes (continued)

Due to the short-term nature of the Convertible Notes, their carrying value approximates fair value.

As discussed in Note 17, the Convertible Notes were exchanged for Vyteris’ common stock and Series C convertible, redeemable preferred stock in 2004.

On July 1, 2003, Vyteris issued a convertible promissory note to Becton Dickinson and Company (“the BD Convertible Note”) with an aggregate principal amount of $500,000. The BD Convertible Note matures one year from its date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal and is overdue).

In connection with the issuance of the BD Convertible Note, Vyteris issued warrants (the Becton “Warrants”) to purchase 50,000 of Vyteris’ common stock at an exercise price of $4.00 per share. Management estimated that the Becton Warrants had no fair value on the date of issue. The Becton Warrants expire at the earlier of seven years from the date of issuance or three years from the date of a qualified initial public offering with minimum gross proceeds are $10,000,000.

At December 31, 2003 approximately $20,000 of accrued interest (none at December 31, 2002) on the BD Convertible Note was recorded in interest payable to related parties in the accompanying balance sheet.

At any time prior to maturity, all interest and principal on the BD Convertible Note shall, at the option of the holder, convert into shares of Vyteris’ common stock at a conversion price of $4 per share.

Due to the short-term nature of the BD Convertible Note, the carrying value approximates fair value.

5. Secured Promissory Notes

During 2003, Vyteris issued secured promissory notes (the “Notes”) with an aggregate principal amount of $2,900,000 to the related parties listed below. Each of the Notes matures one year from its respective date of issuance and bears an annual interest rate of 8%, which is payable on maturity (the annual interest rate increases to 11% if payment of the principal is overdue). The Notes are secured by all of Vyteris’ domestic and foreign patents.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

5. Secured Promissory Notes (continued)

The following is a schedule of the Notes:

Payee	Issuance Date	Principal Amount	Balance at December 31, 2003

Spencer Trask Specialty Group, LLC	November 6, 2003	$800,000	$800,000
Spencer Trask Specialty Group, LLC	December 12, 2003	1,000,000	1,000,000
Spencer Trask Specialty Group, LLC	December 30, 2003	1,100,000	1,100,000
			$2,900,000

At December 31, 2003, approximately $13,000 (none at December 31, 2002) of accrued interest on the Notes was recorded in interest payable to related parties in the accompanying balance sheet.

Due to the short-term nature of the Notes, their carrying values approximate fair value.

Spenser Trask had the option to demand immediate repayment of the Notes in the event that Vyteris receives proceeds greater than $6 million from the sale of securities. As discussed in Note 17, the Notes were exchanged for Vyteris’ common stock and Series C convertible, redeemable preferred stock in 2004.

6. Common Stock and Convertible, Redeemable Preferred Stock

In connection with the Transaction Agreement, 1,666,667 shares of common stock and 3,333,333 of convertible, redeemable preferred stock (333,333 Series A and 3,000,000 Series B) were issued. All shares have a $0.0001 par value and were issued in exchange for cash and equipment.

During 2002, 125,000 common shares were issued to B. Braun Medical, Inc. in connection with a license, development and distribution agreement (refer to Note 13).

Each stockholder is entitled to receive dividends if and when declared by the Board of Directors. Convertible, redeemable preferred stockholders have equal priority over any distribution to holders of common stock.

Holders of outstanding shares vote as a single class. Each holder of common stock shall be entitled to one vote per share. Each holder of convertible, redeemable preferred stock shall be entitled to the number of votes that such holder would have if the convertible, redeemable preferred stock held was converted into common stock. Holders of

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

6. Common Stock and Convertible, Redeemable Preferred Stock (continued)

convertible, redeemable preferred stock have the option, at any point after the date of issuance, to convert said shares into common stock based on a conversion ratio in place at that time. The conversion ratio at December 31, 2003 was 1:4; however, in the event of another common stock split, a common stock dividend or another similar occurrence, such ratio would be adjusted. Further, each share of convertible, redeemable preferred stock is to be automatically converted into common stock (based on a conversion ratio in place at that time) upon a public offering, as defined in the Stockholders’ Agreement.

Under the terms of the Transaction Agreement, for each $100,000 in excess of $10,000,000 in gross proceeds received by Vyteris as a result of a sale and closing of a capital private placement (or series of such transactions), each convertible, redeemable preferred stockholder has the right to require Vyteris to redeem up to 1% of such stockholder’s Series A convertible, redeemable preferred stock at a price of at least $3 per share (adjusted for stock splits or combinations of such stock, recapitalizations, or other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of such stock) during a period beginning the day after the sale and closing of the capital private placement (or series of such transactions) and ending one year following such date. No accretion of this redemption feature has occurred, as such redemption is uncertain at this time.

In the event of liquidation, each share of convertible, redeemable preferred Series A and Series B stock entitles its holder to receive $30 per share and $3 per share, respectively, plus unpaid dividends. In the event of a stock split, a stock dividend or another similar occurrence, such per share amounts may be adjusted. Series A and Series B convertible, redeemable preferred stock may be subject to involuntary conversion at the Board of Directors’ discretion.

At December 31, 2003, Vyteris reserved shares of common stock for issuance as follows:

Exercise of stock options	1,479,188
Conversion of Series A convertible, redeemable preferred stock	83,333
Conversion of Series B convertible, redeemable preferred stock	750,000
Conversion of convertible promissory notes	5,212,500
Exercise of warrants	2,400,000
B.Braun option to purchase additional shares	92,593
Total	10,017,614

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

6. Common Stock and Convertible, Redeemable Preferred Stock (continued)

On January 16, 2003, Vyteris’ Board of Directors authorized an increase in the number of shares of stock from 50,000,000 to 125,000,000. Authorized common stock increased from 30,000,000 to 75,000,000 and authorized preferred stock increased from 20,000,000 to 50,000,000.

7. Stock Compensation Plan

In March 2001, the Board of Directors and stockholders of Vyteris approved the adoption of the Vyteris, Inc. 2001 Stock Option Plan (the “Option Plan”). The Option Plan provides for the granting of both incentive and nonqualified stock options to employees, officers, directors, and consultants of Vyteris to purchase up to 1,500,000 shares of Vyteris’ common stock, in the aggregate. Only employees of Vyteris may be granted incentive stock options under the Option Plan.

Options granted under the Option Plan vest as determined by the Compensation Committee of the Board of Directors (“Compensation Committee”) and terminate after the earliest of the following events: expiration of the option as provided in the option agreement, termination of the employee, or ten years from the date of grant (five years from the date of grant for incentive options granted to an employee who owns more than 10% of the total combined voting power of all classes of Vyteris stock at the date of grant). Granted stock options are immediately exercisable into restricted shares of common stock, which vest in accordance with the original terms of the related options. If an optionee’s status as an employee or consultant changes due to termination, Vyteris has the right to purchase from the optionee all unvested shares at the original option exercise price.

The option price of each share of common stock shall be determined by the Compensation Committee, provided that with respect to incentive stock options, the option price per share shall in all cases be equal to or greater than 100% of the fair value of a share of common stock on the date of the grant, except an incentive option granted under the Option Plan to a shareholder that at any time an option is granted owns more than 10% of the total combined voting power of all classes of Vyteris stock, shall have an exercise price of not less than 110% of the fair value of a share of common stock on the date of grant. No participant may be granted incentive stock options, which would result in shares with an aggregate fair value of more than $100,000 first becoming exercisable in one calendar year.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

7. Stock Compensation Plan (continued)

A summary of Vyteris’ stock option activity under the Option Plan, and related information for the years ended December 31 is as follows:

	2003		2002
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price

Outstanding at beginning of year	192,959	$2.92	75,854	$0.60
Granted	262,375.80		134,542	4.00
Exercised	—	—	(187)	0.60
Forfeited and canceled	(6,625)	1.33	(17,250)	1.40
Outstanding and exercisable to acquire restricted stock at end of year	448,709	$1.70	192,959	$2.92

Weighted-average grant date fair value of options granted during the year for options with an exercise price less than the fair value of a common share on the date of grant	$0.76		—
Weighted-average grant date fair value of options granted during the year for options with an exercise price equal to the fair value of a common share on the date of grant	—		$0.96

A summary of Vyteris’ options outstanding under the Option Plan at December 31, 2003 and the related exercise prices and weighted-average remaining lives is as follows:

Exercise Price	Outstanding	Weighted- Average Remaining Life (Years)

$0.60	61,917	7.5
$0.80	257,375	9.7
$4.00	129,417	8.0
	448,709	8.9

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

7. Stock Compensation Plan (continued)

Vyteris granted 262,375 options during the year ended December 31, 2003. All options granted during 2003 have an exercise price of $0.80 per share. 155,500 of the options have an exercise price that approximates fair value for accounting purposes of a share of common stock on the date of grant. 106,875 of the options have an exercise price which is lower that fair value for accounting purposes of a share of common stock on the date of grant. Vyteris granted 134,542 options during the year ended December 31, 2002. All options granted during 2002 have an exercise price of $4.00 per share, which approximates the fair value for accounting purposes of a share of common stock on the date of grant. Accordingly, Vyteris recorded deferred compensation of approximately $9,500 during 2003, none during 2002 and $260,800 during 2001 and amortization of deferred compensation of approximately $72,600, $80,700, and $201,500 for the years ended December 31, 2003 and 2002 and the period from November 10, 2001 (inception) to December 31, 2003, respectively. During 2003 and 2002, stock options with an intrinsic value of approximately $270 and $25,200 were forfeited, respectively. All options granted in 2001 and 2002 have a vesting period of three years. Options granted in 2003 have different vesting periods, with 135,250 options vesting over thirty months and 127,125 options vesting over three years.

8. Commitments and Contingencies

Leases

At December 31, 2003, the minimum lease payments under capital lease obligations and a non-cancelable operating sublease with Becton for office and facility space are as follows:

	Capital Lease Obligations	Operating Lease
Years ended December 31,
2004	$26,059	$304,000
2005	20,288	304,000
2006	11,333	228,000
2007	—	—
2008	—	—
Total minimum lease payments	57,680	$836,000
Less amounts representing interest (interest imputed using rates from 7.4%-13.8%)	5,514
Present value of minimum capital lease payments	52,166
Less current portion of capital lease obligation	22,620
Capital least obligation, less current portion	$29,546

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

8. Commitments and Contingencies (continued)

Rent expense recorded in the accompanying statements of operations was approximately $301,300, $292,000, and $942,300 for the years ended December 31, 2003 and 2002 and the period from November 10, 2000 (inception) to December 31, 2003, respectively.

Other Matters

Vyteris is involved in patent defense litigation in the normal course of business. The ultimate outcome cannot be predicted at this time. Management does not believe that the litigation will have a material adverse effect on the financial position, results of operations or cash flows of Vyteris.

9. Related Party Transactions

Spencer Trask

In addition to the Convertible Notes and the Notes described in Note 4, Vyteris had the following transactions with Spencer Trask:

At December 31, 2003 and 2002, approximately $62,000 is included in due to Spencer Trask in the accompanying balance sheets for amounts owed to Spencer Trask and Spencer Trask Ventures, Inc. for certain expenses paid on behalf of Vyteris.

During December 2001, $10,000 of Spencer Trask’s funds were deposited in Vyteris’ bank account in error by Vyteris’ bank. Therefore, at December 31, 2003 and December 31, 2002, $10,000 is included in due to Spencer Trask in the accompanying balance sheets.

Becton Dickinson and Co.

In addition to the BD Convertible Note described in Note 4, Vyteris had the following transactions with Becton:

Becton provided certain transitional services to Vyteris during 2001 and 2000 in accordance with the Transaction Agreement. Vyteris paid Becton approximately $92,000 for transitional services during the period from November 10, 2000 (inception) to December 31, 2003 (none in 2003 or 2002).

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

9. Related Party Transactions (continued)

In accordance with the Transaction Agreement, Becton was required to reimburse Vyteris for certain legal expenses. For the period from November 10, 2000 (inception) to December 31, 2003, Becton reimbursed Vyteris for legal expenses of approximately $100,000. Becton did not reimburse Vyteris for any legal expenses during 2003 or 2002.

10. New Drug Application

During 2002, Vyteris filed new drug applications for its iontophoretic lidocaine patch system with the United States Food and Drug Administration (“FDA”). Certain fees accompany such applications. In light of Vyteris’ early stage of development in 2002, it filed a request for refund of certain of the fees. On March 14, 2003, Vyteris was notified by the FDA that the FDA was refunding approximately $313,000 in human drug application fees paid by Vyteris because Vyteris qualified for a small business waiver.

Therefore, at December 31, 2002, Vyteris recorded a receivable from the FDA of approximately $313,300 and a reduction in research and development expenses of approximately $313,300 for the year ended December 31, 2002 and the period from November 10, 2000 (inception) to December 31, 2003. The receivable was collected in 2003.

11. Income Taxes

Vyteris has available for federal income tax purposes net operating loss carryforwards, subject to review by the Internal Revenue Service, aggregating approximately $33,670,000 and expiring from 2020 to 2023. The difference between the deficit accumulated during the development stage for financial reporting purposes and the net operating loss carryforwards for income tax purposes is primarily due to differences in accounting and tax bases of certain assets resulting from the Transaction Agreement.

Utilization of net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code occurred. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

11. Income Taxes (continued)

Except as described below, Vyteris has not recorded a provision for or benefit from income taxes in the accompanying financial statements due to recurring losses and the uncertainty of the future recoverability of its deferred tax assets. Accordingly, Vyteris has provided a full valuation allowance against its federal deferred tax assets of approximately $12,742,000 and $8,671,000 at December 31, 2003 and 2002, respectively. The deferred tax assets are principally due to net operating loss carryforwards.

Significant components of the Company’s deferred tax assets at December 31, 2003 and 2002 are as follows:

	December 31,	December 31,
	2003	2002
Deferred tax assets:
Net operating tax loss carryforwards	$12,284,000	$8,427,000
Research tax credits	441,000	242,000
Other	17,000	2,000
Total deferred tax asset	12,742,000	8,671,000
Less valuation allowance	(12,742,000)	(8,671,000)
Net deferred tax asset	$—	$—

During 2003, Vyteris recognized a benefit from state income taxes of approximately $239,000 related to the sale of approximately $2,979,000 state net operating loss carryforwards.

A reconciliation of the statutory tax rates for the years ended December 31, 2003 and 2002 is as follows:

	December 31,	December 31,
	2003	2002
Statutory rate	(34)%	(34)%
State income tax	(6)%	(6)%
Change in valuation allowance	40%	40%

Benefit for income tax	0%	0%

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

12. Employee Benefit Plan

During December 2000, Vyteris’ Board of Directors adopted a 401(k) plan (the “Plan”) effective January 1, 2001 that covers substantially all employees. Vyteris expensed approximately $80,000, $55,000 and $179,000 in contributions to the Plan for the years ended December 31, 2003 and 2002 and for the period from November 10, 2000 (inception) to December 31, 2003, respectively. No contributions were made to the Plan prior to 2001.

13. Braun Medical, Inc. License, Development and Distribution Agreement

On September 20, 2002, Vyteris entered into an agreement with Braun, whereby Braun agrees to (upon U.S. F.D.A. approval) market, sell and distribute the Vyteris transdermal lidocaine delivery system (the “Product”). Under the general terms of the agreement, Vyteris is responsible for the cost of manufacturing the product and Braun is responsible for the cost of marketing and selling the product. Vyteris and Braun will share the revenues generated by the product in accordance with the agreement. Upon signing the agreement, Braun made an upfront, non-refundable milestone payment of $300,000 (refer to Note 2) and purchased 125,000 shares of Vyteris common stock for $500,000 ($4.00 per share) (refer to Note 6).

Braun has an option to purchase in the future, an additional 92,593 shares of Vyteris’ common stock for $5.40 per share, adjusted for stock splits and recapitalizations.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

14. Loss Per Share

The following table sets forth the computation of basic and diluted net loss attributable to common stockholders per share.

	Year ended December 31
	2003	2002
Numerator:
Net loss	$(12,532,577)	$(10,767,694)
Denominator:
Weighted average shares	1,812,479	1,722,744
Basic and diluted net loss attributable to common stockholders per share	$(6.91)	$(6.25)

The following table shows dilutive common share equivalents outstanding, which are not included in the above historical calculations, as the effect of their inclusion is anti-dilutive during each period.

	December 31
	2003	2002

Convertible preferred stock	833,333	833,333
Convertible debt	5,212,500	2,670,000
Warrants	2,085,000	1,068,000
Options	448,709	192,959
B. Braun purchase right	92,593	92,593
Total	8,672,135	4,856,885

15. Concentrations of Credit Risk

Financial instruments that potentially subject Vyteris to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Vyteris deposits its cash and cash equivalents with major financial institutions. At December 31, 2003, Vyteris had a cash balance in a financial institution that exceeded federal deposit insurance limits. Management believes that credit risk related to this deposit is minimal. Vyteris extends credit without collateral to companies that contract with it under contract research arrangements.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

16. Selected Quarterly Financial Data (Unaudited)

	Quarters Ended
	March 31,	June 30,	September 30,	December 31,
2002
Contract research revenue	$35,000	$96,452	$20,000	$-
Net loss	$(2,304,707)	$(2,836,718)	$(3,055,794)	$(2,570,475)
Basic and diluted net (loss) per common share*	$(1.36)	$(1.68)	$(1.79)	$(1.42)

2003
Contract research revenue	$105,000	$40,000	$55,000	$-
Net loss	$(2,700,327)	$(3,290,218)	$(3,310,183)	$(3,231,849)
Basic and diluted net (loss) per common share*	$(1.49)	$(1.82)	$(1.83)	$(1.78)

* Per common share amounts for the quarters and full years have been calculated separately. Accordingly, quarterly amounts do not add up to the annual amount because of differences in the weighted average common shares outstanding during each period principally due to the effect of the Company’s issuing shares of its common stock during the year.

Diluted net loss per share is identical to Basic net loss per share since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive. All per share amounts reflect the reverse stock split described in Note 2.

17. Subsequent Events

A. Secured Promissory Notes

During February 2004, Vyteris issued secured promissory notes with principal of $1,000,000 to Spencer Trask and related parties. Each of the Notes matures 120 days from its respective date of issuance and bears an annual interest rate of 12%, which is payable on maturity, and are convertible into stock, at the option of the holders under certain circumstances.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

17. Subsequent Events (continued)

B. Recapitalization Transaction

On March 31, 2004 Spencer Trask and a related entity (“Spencer Trask and Related Party”) consummated a transaction with Vyteris wherein Vyteris issued to Spencer Trask and Related Party 23 million shares of common stock, 7.5 million shares of Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”) with a par value of $0.0001 per share, and other nominal consideration in exchange for $20,350,000 principal amount of the Convertible Notes, $2,900,000 of the Notes (collectively the “Spencer Trask Notes”), $2,615,000 of accrued and unpaid interest as of March 31, 2004 on the Spencer Trask Notes, 3,000,000 shares of Series B convertible preferred stock and the cancellation of warrants to purchase 2,035,000 shares of common stock (the “Recapitalization Transaction”). Management is in the process of determining the effect of this transaction on Vyteris’ financial statements.

C. Series C Convertible Redeemable Preferred Stock

On March 31, 2004 Vyteris issued 7.5 million shares of the “Series C Preferred Stock to Spencer Trask and Related Party in the Recapitalization Transaction. The Series C Preferred Stock is entitled to receive dividends when, as and if declared by the Board of Directors as long as any shares of the Series A Preferred Stock shall remain outstanding. Effective upon the cancellation, conversion or redemption of all shares of the Series A convertible redeemable preferred stock, the Series C Preferred Stock shall be entitled to cumulative dividends at the rate of 8% per annum of the then applicable Redemption Value, as defined. Dividends may be paid in cash and/or in shares of common stock, as determined, in good faith, by the Board of Directors. The Series C Preferred Stock has a liquidation preference of $1.00 per share.

The Series C Preferred Stock shall participate on a per share basis equally with the common stock on distributions in excess of the Liquidation Amount, as defined. The Series C Preferred stock is convertible into common stock at $4.00 per share if converted within 18 months of issuance; $3.00 per share if converted during the following 18 month period; and $1.50 per share if converted at any time thereafter. The holders of the Series C Preferred Stock shall be entitled to vote the number of votes that such holder would have if the Series C Preferred Stock were converted into common stock on the record date. The Series C Preferred Stock has redemption rights such that

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements December 31, 2003

17. Subsequent Events (continued)

Vyteris shall, during the period commencing two years after the date Vyteris first receives revenue relating to commercial sale of the Vyteris’ LidoSite product and ending one year thereafter (the “Initial Redemption Period”), redeem an amount of Series C Preferred Stock, based on the then applicable Redemption Price, equal to 5% of the gross profits received by Vyteris from the sale of LidoSite and commencing on the day after the termination of the Initial Redemption Period, Vyteris shall redeem an amount of Series C Preferred Stock, based on the then applicable Redemption Price, equal to 10% of the gross profits received by the Company from the sale of LidoSite.

D. Private Placement

In March and April of 2004, Vyteris sold $8 million of convertible notes in a private placement transaction. Spencer Trask Ventures, Inc., a related party to Vyteris’ principal stockholder acted as placement agent in this transaction. Warrants to purchase 4 million shares of Vyteris’ common stock at $1.00 per share were issued to the investors in this transaction. Spencer Trask Ventures, Inc. received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2.4 million shares of common stock at $1.00 as compensation for acting as placement agent.

E. FDA Approval

On May 6, 2004, the Food and Drug Administration approved Vyteris’ New Drug Application (NDA 215-04) for its LidoSite™ Patch and Controller.

-30-

Vyteris, Inc.
(A Development Stage Enterprise)

Balance Sheets

	June 30, 2004	December 31, 2003

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,989,979	$2,286,167
Accounts receivable	32,500	—
Prepaid expenses	354,388	92,817
Accrued interest receivable	1,704	421
Total current assets	3,378,571	2,379,405

Equipment, net	2,871,712	2,934,902
Deferred debt financing costs, net	1,757,692	—
Deferred offering costs	258,610	—
Total assets	$8,266,585	$5,314,307

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$911,302	$887,858
Accrued expenses	640,816	627,523
Interest payable	134,331	—
Interest payable to related parties	60,000	2,056,495
Deferred revenue	300,000	300,000
Due to related party	71,587	71,577
Convertible, secured promissory notes payable to related parties	115,122	—
Convertible, secured promissory notes payable	5,315,175	—
Convertible, secured promissory notes payable to related parties	500,000	20,350,000
Convertible promissory note payable to related party	500,000	500,000
Secured promissory notes payable to related parties	—	2,900,000
Current portion of capital lease obligation	19,824	22,620
Total current liabilities	8,568,157	27,716,073

Capital lease obligation, less current portion	19,429	29,546

Preferred stock, par value $0.0001 per share; 50,000,000 shares authorized:
Series A convertible, redeemable preferred stock; 333,333 shares issued and outstanding on June 30, 2004 and December 31, 2003; liquidation preference $9,999,990	333,333	333,333
Series B convertible, redeemable preferred stock; 3,000,000 shares issued and outstanding December 31, 2003; liquidation preference $9,000,000; no shares issued and outstanding on June 30, 2004	—	2,917,640
Series C convertible, redeemable preferred stock; 7,500,000 shares issued and outstanding on June 30, 2004; liquidation preference $7,500,000; no shares issued and outstanding on December 31, 2003	7,500,000	—

Stockholders’ deficit:
Common stock, par value $0.0001 per share; 75,000,000 shares authorized, 24,849,979 and 1,812,479 shares issued and outstanding on June 30, 2004 and December 31, 2003; respectively	2,485	181
Additional paid-in capital	34,709,950	7,836,638
Deferred compensation	(87,394)	(43,347)
Deficit accumulated in development stage	(42,779,375)	(33,475,757)
Total stockholders’ deficit	(8,154,334)	(25,682,285)
Total liabilities and stockholders’ deficit	$8,266,585	$5,314,307

See accompanying notes.

Vyteris, Inc.
(A Development Stage Enterprise)

Statements of Operations
(Unaudited)

					November
	Six months ended		Three months ended		10, 2000
	June 30,		June 30,		(inception) to
	2004	2003	2004	2003	June 30, 2004
Revenue:
Contract research revenue	$60,000	$145,000	$60,000	$40,000	$688,000

Operating expenses:
Research and development	5,233,696	4,185,379	2,841,571	2,345,305	28,551,455
General and administrative	1,487,535	1,178,809	714,168	577,059	10,198,488
Total operating expenses	6,721,231	5,364,188	3,555,739	2,922,364	38,749,943
Interest income	(5,763)	(3,327)	(4,667)	(1,636)	(324,141)
Interest expense to related parties	676,192	771,923	75,958	407,860	3,298,908
Interest expense	1,971,958	2,763	1,970,705	1,630	1,981,249
Net loss before state income taxes	(9,303,618)	(5,990,547)	(5,537,735)	(3,290,218)	(43,017,959)
Benefit from state income taxes	—	—	—	—	(238,584)
Net loss	$(9,303,618)	$(5,990,547)	$(5,537,735)	$(3,290,218)	$(42,779,375)
Basic and diluted net loss per share	$(0.69)	$(3.31)	$(0.22)	$(1.82)
Basic and diluted weighted average number of common shares outstanding	13,445,240	1,812,479	24,825,254	1,812,479

See accompanying notes.

Vyteris, Inc.
(A Development Stage Enterprise)

Statements of Changes in Stockholders’ Equity (Deficit)
(Unaudited)

			Additional		Deficit Accumulated	Total
	Common Stock		Paid-in	Deferred	in Development	Stockholders’
	Shares	Amount	Capital	Compensation	Stage	Equity / (Deficit)
Balance at November 10, 2000 (inception)	—	$—	$—	$—	$—	$—
Issuance of common stock	1,666,667	167	6,501,860	—	—	6,502,027
Net Loss	—	—	—	—	(716,621)	(716,621)
Balance at December 31, 2000	1,666,667	167	6,501,860	—	(716,621)	5,785,406
Compensation associated with stock option grants	—	—	260,810	(260,810)	—	—
Amortization of deferred compensation	—	—	—	48,177	—	48,177
Exercise of stock options	20,625	2	12,372	—	—	12,374
Issuance of warrants	—	—	64,000	—	—	64,000
Consultant compensation associated with stock option grants	—	—	8,799	—	—	8,799
Net Loss	—	—	—	—	(9,458,865)	(9,458,865)
Balance at December 31, 2001	1,687,292	169	6,847,841	(212,633)	(10,175,486)	(3,540,109)
Issuance of common stock	125,000	12	499,988	—	—	500,000
Forfeited stock options	—	—	(25,161)	25,161	—	—
Amortization of deferred compensation	—	—	—	80,669	—	80,669
Exercise of stock options	187	—	112	—	—	112
Issuance of warrants	—	—	502,220	—	—	502,220
Net Loss	—	—	—	—	(10,767,694)	(10,767,694)
Balance at December 31, 2002	1,812,479	181	7,825,000	(106,803)	(20,943,180)	(13,224,802)
Adjustment for cancelled-unamortized, stock option grants	—	—	(272)	272	—	—
Compensation associated with stock option grants	—	—	9,480	(9,480)	—	—
Amortization of deferred compensation	—	—	—	72,664	—	72,664
Consultant compensation associated with stock option grants	—	—	2,430	—	—	2,430
Net Loss	—	—	—	—	(12,532,577)	(12,532,577)
Balance at December 31, 2003	1,812,479	181	7,836,638	(43,347)	(33,475,757)	(25,682,285)
Adjustment for cancelled-unamortized, stock option grants	—	—	(553)	553	—	—
Compensation associated with stock option grants	—	—	131,246	(131,246)	—	—
Amortization of deferred compensation	—	—	—	86,646	—	86,646
Exercise of stock options	37,500	4	22,496	—	—	22,500
Issuance of warrants to convertible note holders	—	—	1,856,104	—	—	1,856,104
Beneficial conversion of convertible debt	—	—	2,401,057	—	—	2,401,057
Issuance of common stock on conversion of debt and preferred stock	23,000,000	2,300	21,280,698	—	—	21,282,998
Issuance of warrants associated with fund raising	—	—	1,182,264	—	—	1,182,264
Net Loss	—	—	—	—	(9,303,618)	(9,303,618)
Balance at June 30, 2004	24,849,979	$2,485	$34,709,950	$(87,394)	$(42,779,375)	$(8,154,334)

See accompanying notes.

Vyteris, Inc.
(A Development Stage Enterprise)

Statements of Cash Flows
(Unaudited)

			Period from
			November 10,
	Six months ended		2000
	June 30,		(inception) to
	2004	2003	June 30, 2004
Operating activities
Net loss	$(9,303,618)	$(5,990,547)	$(42,779,375)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	182,664	137,211	822,162
Amortization of notes payable discount	1,189,958	169,110	1,756,178
Amortization of deferred compensation	86,646	37,090	288,156
Amortization of deferred financing costs	689,342	—	689,342
Noncash compensation	—	—	11,229
Changes in operating assets and liabilities:
Accounts receivable	(32,500)	—	(32,500)
Due from the U.S. Food and Drug Administration	—	313,320	—
Prepaid expenses	(261,571)	(52,447)	(354,389)
Deferred offering costs	—	(39,242)	—
Accrued interest receivable	(1,283)	(537)	(1,703)
Accounts payable	23,444	148,681	911,302
Accrued expenses	13,293	(21,740)	640,816
Interest payable to related parties	618,873	603,718	2,675,368
Interest payable	134,331	—	134,331
Deferred revenue	—	7,500	300,000
Due to related party	—	—	71,577
Net cash used in operating activities	(6,660,421)	(4,687,883)	(34,867,506)

Investing activities
Purchases of equipment	(119,474)	(730,352)	(2,612,440)
Net cash used in investing activities	(119,474)	(730,352)	(2,612,440)

Financing activities
Net proceeds from issuance of common stock	—	—	6,335,360
Net proceeds from issuance of convertible redeemable preferred stock	—	—	2,917,640
Proceeds from exercise of options	22,500	—	34,986
Proceeds from issuance of convertible secured promissory notes payable to related parties	—	5,065,000	20,350,000
Proceeds from issuance of secured promissory notes payable to related parties	—	—	2,900,000
Proceeds from issuance of convertible secured promissory notes payable to related parties	500,000	—	500,000
Proceeds from issuance of convertible secured promissory note payable to related party	500,000	—	500,000
Repayment of convertible secured promissory note payable to related party	(500,000)	—	(500,000)
Proceeds from issuance of convertible promissory note payable to a related party	—	—	500,000
Net proceeds from issuance of convertible secured promissory notes payable	7,232,730	—	7,232,730
Deferred offering costs	(258,610)	—	(258,610)
Repayment of capital lease obligations	(12,913)	(8,698)	(42,181)
Net cash provided by financing activities	7,483,707	5, 056,302	40,469,925
Net increase (decrease) in cash and cash equivalents	703,812	(361,933)	2,989,979
Cash and cash equivalents, beginning of period	2,286,167	765,123	—
Cash and cash equivalents, end of period	$2,989,979	$403,190	$2,989,979

-34-

Vyteris, Inc.
(A Development Stage Enterprise)

Statements of Cash Flows (continued)
(Unaudited)

			Period from
			November 10,
	Six months ended		2000
	June 30,		(inception) to
	2004	2003	June 30, 2004
Supplemental disclosure of cash flow information
Issuance of capital stock in exchange for equipment	$—	$—	$1,000,000
Equipment acquired under capital lease	$—	$—	$81,434
Cancellation of warrants	$(566,220)	$—	$—
Issuance of warrants in connection with issuance of convertible secured promissory notes payable	$1,856,104	$—	$1,856,104
Issuance of warrants to placement agents	$1,182,264	$—	$1,182,264
Beneficial conversion of convertible notes	$2,401,057		$2,401,057
Conversion of convertible secured promissory notes payable to related parties into convertible secured promissory notes payable	$500,000	$—	$500,000
Interest paid	$15,597	$1,858	$22,798
Recapitalization transaction:
Exchanged:
Interest payable to related parties	$(2,615,368)	—	$(2,615,368)
Convertible secured promissory notes payable to related parties	$(20,350,000)	—	$(20,350,000)
Warrants which were issued with convertible, secured promissory notes payable to related parties	$(566,220)	—	$(566,220)
Secured promissory notes payable to related parties	$(2,900,000)	—	$(2,900,000)
Convertible redeemable preferred stock	$(2,917,640)	—	$(2,917,640)
For:
Due to Spencer Trask Specialty Group, LLC	$10	—	$10
Proceeds from issuance of convertible redeemable preferred stock	$7,500,000	—	$7,500,000
Common stock	2,300	—	2,300
Paid in capital	$21,846,918	—	$21,846,918
	$—	$—	$—

See accompanying notes

Vyteris, Inc.
(A Development Stage Enterprise)

Notes to Financial Statements
(Unaudited)

1. Organization and Basis of Presentation

Organization

Vyteris, Inc. (“Vyteris”), formerly Drug Delivery Technologies, Inc., was incorporated on July 19, 2000 in the State of Delaware. Vyteris had no operating activity prior to November 10, 2000.

Effective November 10, 2000, Vyteris, Becton Dickinson and Co. (“Becton”) and Spencer Trask Specialty Group, LLC (“Spencer Trask”) entered into a stockholders’ agreement (“Stockholders’ Agreement”), in conjunction with a transaction agreement (“Transaction Agreement”), also effective on November 10, 2000, whereby Becton agreed to transfer to Vyteris certain assets in exchange for common stock and Series A convertible redeemable preferred stock and Spencer Trask agreed to contribute $9,000,000 in cash in exchange for common stock and Series B convertible redeemable preferred stock.

Vyteris paid certain Transaction Agreement expenses on behalf of Spencer Trask approximating $250,000. The reimbursement was recorded as a reduction in paid-in capital associated with the common stock and Series B convertible, redeemable preferred stock issued to Spencer Trask.

Vyteris is engaged in the development of noninvasive, transdermal drug delivery systems. Vyteris holds over 60 U.S. patents relating to the delivery of drugs across the skin using a mild electric current. The Company operates in one business segment.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004.

-36-

Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

1. Organization and Basis of Presentation (continued)

The condensed balance sheet at December 31, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto, included in Vyteris, Inc.’s audited financial statements for the year ended December 31, 2003.

The accompanying financial statements have been prepared assuming that Vyteris will continue as a going concern; however, at its current and planned rate of spending, Vyteris' cash and cash equivalents as of June 30, 2004 are not sufficient to allow it to continue operations through June 30, 2005. As of June 30, 2004, Vyteris requires additional sources of capital to meet budgeted expenditures in order to continue its operations through that date.

On September 29, 2004 Vyteris consummated a $15 million private placement transaction (the “Private Placement”) (refer to note 13). Immediately prior to the closing of the Private Placement, certain related parties agreed to provide Vyteris with up to $5 million in working capital loans (the “Working Capital Facility”) (refer to note 13). We expect that the net proceeds from the Private Placement, together with the funds to be made available to us under the Working Capital Facility, will be sufficient to finance the operations of Vyteris for at least 12 months.

2. Significant Accounting Policies

Cash Equivalents

Vyteris considers all highly liquid instruments with maturities of three months or less at the date of purchase to be cash equivalents.

Deferred Revenue

Non-refundable upfront fees received from B. Braun Medical, Inc. (“Braun”) are deferred and recognized as revenue on a straight-line basis commencing on the commercial start date (as defined in the agreement) over the 10-year life of the agreement.

-37-

Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

2. Significant Accounting Policies (continued)

Reverse Common Stock Split

On March 31, 2004 Vyteris completed a 1:4 reverse split of its common stock. All share information with respect to Vyteris’ common stock, options, warrants, and basic and diluted loss per share have been adjusted to give retroactive effect to the reverse common stock split for all periods presented.

Stock-Based Compensation

As permitted by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), Vyteris has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and related interpretations in accounting for its employee stock-based compensation because the alternative fair value method of accounting provided for under SFAS No. 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair value of the underlying common stock on the date of grant and the number of shares to be issued pursuant to the exercise of such option are known and fixed at the date of grant. The Board of Directors determines the fair value of common stock.

Vyteris accounts for options issued to non-employees under SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. Therefore, the fair value of options issued to non-employees is recorded as an expense and periodically re-measured over the vesting terms.

Vyteris has adopted the disclosure-only provisions of SFAS No. 123. Pro forma information regarding net loss is required by SFAS No. 123, which requires that the information is to be determined as if Vyteris had accounted for its employee stock options granted under the fair value provisions of SFAS No. 123. For purposes of SFAS No. 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods.

-38-

Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

2. Significant Accounting Policies (continued)

The fair value of each option granted was estimated at the date of grant using the minimum value option pricing model with the following assumptions:

Grant period	Weighted- average risk- free interest rate	Dividend yield	Weighted- average expected option life
Six months ended June 30, 2004	4.09%	0%	six years
Six months ended June 30, 2003	2.78%	0%	six years
Three months ended June 30, 2004	4.10%	0%	six years
Three months ended June 30, 2003	2.78%	0%	six years

In addition, the option valuation models require input of highly subjective assumptions. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

The pro forma net loss may not be representative of future disclosure since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

-39-

Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

2. Significant Accounting Policies (continued)

For purposes of pro forma disclosures, the estimated fair value of the employee options is amortized to expense over the options’ vesting period. Vyteris’ pro forma information is as follows:

					Period from
					November 10,
	Six months ended June 30,		Three months ended June 30,		2000 (inception)
	2004	2003	2004	2003	to June 30, 2004
Net loss as reported:	$(9,303,618)	$(5,990,547)	$(5,537,735)	$(3,290,218)	$(42,779,375)
Add stock-based employee compensation expense included in reported net loss	$86,646	$37,090	$69,946	$18,253	$288,156
Deduct total stock-based employee compensation expense determined under the fair value based method for all awards	$(187,097)	$(68,383)	$(147,384)	$(34,531)	$(518,701)
Pro forma net loss	$(9,404,069)	$(6,021,840)	$(5,615,173)	$(3,306,496)	$(43,009,920)
Basic and diluted net loss per share	$(0.70)	$(3.32)	$(0.23)	$(1.82)

-40-

Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

2. Significant Accounting Policies (continued)

Income Taxes

Vyteris records deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities and on operating loss carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Contract Research Revenue

During the three and six-month periods ended June 30, 2004 and 2003, Vyteris had research arrangements with pharmaceutical companies to develop iontophoretic transdermal patch systems for the administration of drugs for use in pre-clinical and clinical development. Contract research revenue is recognized utilizing the percentage of completion method. The cost of contract research revenue was approximately $99,000 and $33,000 for the three month periods ended June 30, 2004 and 2003, respectively, $102,000 and $145,000 for the six month periods ended June 30, 2004 and 2003, respectively, and $623,000 for the period from November 10, 2000 (inception) to June 30, 2004, and is included in research and development expense in the accompanying financial statements.

Research and Development

Research and development costs are charged to expense as incurred.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, “Earnings per Share” (“SFAS No. 128”). Under the provisions of SFAS No. 128, basic net loss per common share (“Basic EPS”) is computed by dividing net loss by the weighted-average number of common shares outstanding. Diluted net loss per common share (“Diluted EPS”) is computing by dividing net loss by the weighted average number of shares and

-41-

Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

2. Significant Accounting Policies (continued)

dilutive common share equivalents then outstanding. Common equivalent shares consist of the incremental common shares issuable upon the exercise of stock options and warrants and the conversion of preferred stock. Diluted EPS is identical to Basic EPS since common equivalent shares are excluded from the calculation, as their effect is anti-dilutive.

3. Convertible Secured Promissory Notes Payable

During the six months ended June 30, 2004, Vyteris issued $8,497,500 of 8% convertible secured promissory notes payable, maturing December 31, 2004 (the “December Notes”), in a private placement transaction. The December Notes are convertible at any time prior to maturity into Vyteris common stock at a conversion price of the lower of $1.00 per share or the per share price of common stock sold prior to the conversion, as described in the agreements. The December Notes are subject to automatic conversion if Vyteris consummates, before December 31, 2004, a private equity financing or series of related financings of at least $8,000,000, in which case the principal amount of the December Notes will automatically convert into shares of Vyteris common stock at a conversion price equal to the lower of $1.00 or eighty-five percent (85%) of the offering price of the securities sold in the financing.

In connection with the issuance of the December Notes, Vyteris issued warrants ("Warrants") to purchase 4,248,750 shares of Vyteris' common stock at an exercise price of $1.00 per share. The Warrants have an expiration date of five years from the date of issuance.  Management estimated that the Warrants had an aggregate fair value of approximately $1,856,000 based on an estimate of the value by Vyteris.  In addition Vyteris estimates that the December Notes contained a beneficial conversion feature valued at approximately $2,401,000.  Therefore, Vyteris has recorded a discount on the December Notes and increased paid-in capital by approximately $4,257,000.  The discount is being amortized over the life of the December Notes.  Amortization of the discount included in interest expense in the accompanying financial statements was approximately $1,190,000 for the three and six month periods ended June 30, 2004 and for the period from November 10, 2000 (inception) to June 30, 2004.  Accumulated amortization of the discount was $1,190,000 at June 30, 2004.

-42-

Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

3. Convertible Secured Promissory Notes Payable (continued)

Included in the aforementioned offering are convertible secured promissory notes payable with principal of $185,000 and 92,500 warrants issued to members of Vyteris Board of Directors and senior management, who purchased the December Notes on the same terms and conditions as all other purchasers of the December Notes.

Spencer Trask Ventures, Inc., a related party to Vyteris’ principal stockholder acted as placement agent in this transaction. Spencer Trask Ventures, Inc. received a 10% placement fee, a 3% non-accountable expense allowance and warrants to purchase 2,549,250 shares of common stock at an exercise price of $1.00 as compensation for acting as placement agent. In addition, Vyteris granted Spencer Trask Ventures, Inc. an irrevocable right of first refusal for a period of two years following the closing of the aforementioned offering to either purchase for its own account or act as agent for any proposed private offering of our securities by us, other than notes or convertible notes to be issued to STSG.

Costs relating to the private placement transaction are capitalized and amortized over the term of the December Notes. At June 30, 2004 total deferred financing costs of approximately $2,447,000 included placement agent fees and non-accountable expenses of approximately $1,105,000, legal and other expenses of $160,000 and  warrants issued to the placement agent valued at approximately $1,182,000. Amortization expense, included in interest expense in the accompanying financial statements, was approximately $689,000 in the three and six months ended June 30, 2004 and for the period from November 10, 2000 (inception) to June 30, 2004. Accumulated amortization of deferred financing costs at June 30, 2004 was approximately $689,000.

At June 30, 2004 accrued and unpaid interest on the December Notes was $134,331, including $2,127 due to related parties, and is recorded in the accompanying balance sheet as interest payable.

-43-

Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

4. Convertible Secured Promissory Notes Payable to Related Parties

During February 2004, Vyteris issued secured promissory notes with principal of $1,000,000 to Spencer Trask and related parties. Each of the Notes matures 120 days from its respective date of issuance and bears an annual interest rate of 12%, which is payable on maturity, and are convertible into common stock, at the option of the holders under certain circumstances at $1 per share.

During May 2004, the holders of $500,000 principal amount of the secured promissory notes issued to related parties converted their notes into convertible secured promissory notes and warrants in a private placement transaction in accordance with their original terms (refer to Note 3).

The remaining $500,000 principal amount of the secured promissory note issued to related parties elected not to convert. This note and interest thereon were repaid in full subsequent to June 30, 2004 (refer to Note 13).

At June 30, 2004 accrued and unpaid interest on the remaining $500,000 secured promissory note issued to related parties was $20,000 and is included in interest payable to related parties in the accompanying balance sheet.

5. Convertible Promissory Note Payable to a Related Party

At June 30, 2004 and December 31, 2003 $500,000 of convertible promissory notes payable to Becton Dickinson and Co. (the "BD Convertible Note") were recorded in the accompanying balance sheet. At June 30, 2004 and December 31, 2003, accrued and unpaid interest on the BD Convertible Note was $40,000 and $20,000, respectively, and is reflected in the accompanying balance sheets as interest payable to related parties.

6. Recapitalization Transaction

On March 31, 2004 Spencer Trask and a related entity (“Spencer Trask and Related Party”) consummated a transaction with Vyteris wherein Vyteris issued to Spencer Trask and Related Party 23 million shares of common stock, 7.5 million shares of Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”) with a par value of $0.0001 per share, and other nominal consideration in exchange for $20,350,000 principal amount of the convertible, secured promissory notes payable to related parties, $2,900,000 of the secured promissory notes payable to related parties (collectively the “Spencer Trask Notes”), $2,615,000 of accrued and unpaid interest on the Spencer Trask Notes, 3,000,000 shares of Series B convertible preferred stock and the cancellation of warrants to purchase 2,035,000 shares of common stock with a paid-in capital value of $566,000 (the “Recapitalization Transaction”).

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

6. Recapitalization Transaction (continued)

Each shareholder of Series C Preferred Stock is entitled to receive dividends when, as and if declared by the Board of Directors as long as any shares of the Series A Preferred Stock shall remain outstanding. Effective upon cancellation of all outstanding shares of Series A Convertible Preferred Stock, the holders of Series C Redeemable Convertible Preferred Stock are entitled to receive, ratably, an annual cash dividend of 8% of the then applicable redemption price, as defined, out of funds legally available, payable quarterly. Subject to the prior rights of the Series A Preferred Stock, the dividends on the Series C Preferred Stock shall be cumulative, whether or not earned or declared and shall be paid quarterly in arrears. Additionally, the holders of Series A Convertible Preferred Stock are entitled to receive ratably, dividends if declared by the Board of Directors out of funds legally available, before any dividends are received by holders of common stock. In the event of liquidation, holders of Series C Redeemable Convertible Preferred Stock are entitled to receive a liquidation preference of $1.00 per share (adjusted for stock splits or combinations of such stock, recapitalizations, or other similar transactions that have the effect of increasing or decreasing the number of shares represented by each outstanding share of such stock), plus an amount equal to all declared but unpaid dividends on the Series C Redeemable Convertible Preferred Stock.

With respect to the distribution of assets, Series C Redeemable Convertible Preferred Stock ranks senior to our common stock, but junior to Series A Convertible Preferred Stock. Each share of the Series C Redeemable Convertible Preferred Stock is convertible at any time, at the option of the holder, into common stock at a price per share if converted within 18 months from March 31, 2004, of $4.00; if converted within the next 18 months, $3.00; or if converted any time thereafter, $1.50. The holders of Series C Preferred Stock (and the holders of any other series of preferred stock with similar voting rights as the Series C Preferred Stock) vote together with the holders of shares of common stock and Series A Convertible Preferred Stock as a single class in all matters to be voted on by shareholders of Vyteris, except that the vote or consent of the holders of a majority of the shares of Series C Redeemable Convertible Preferred Stock is necessary to authorize or issue an equity security having any preference over or being on a parity with the Series C Redeemable Preferred Stock with respect to dividend or liquidation preference; increase the number of authorized shares of Series C Redeemable Convertible Preferred Stock; or amend, alter or repeal any provision of Vyteris Certificate of Incorporation, Certificate of Designations or By-laws, if such action would alter, in any material respect, the rights of the Series C Redeemable Preferred Stock. Commencing on of the first anniversary date of the first commercial sale of LidoSite, and continuing for one year thereafter, Vyteris will be required to redeem (on a quarterly basis) an amount of Series C Preferred Stock equal to 5% of the gross profits derived from the sale of LidoSite. During the following years, Vyteris will be required to redeem (on a quarterly basis) an amount of Series C Preferred Stock equal to 10% of the gross profits derived from the sale of LidoSite. The redemption price of the Series C Preferred Stock is $1.00 per share (adjusted for splits, etc.) plus any accrued but unpaid dividends.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

6. Recapitalization Transaction (continued)

Since these transactions were between Vyteris and its majority shareholder, the transactions were treated as capital transactions and no gain or loss has been reflected in the accompanying financial statements.

7. Stock Compensation Plan

A summary of Vyteris’ stock option activity under the Vyteris, Inc. 2001 Stock Option Plan, and related information for the six months ended June 30, 2004, is as follows:

	Six months ended June 30, 2004		Year ended December 31, 2003
	Options	Weighted-Average Exercise Price	Options	Weighted-Average Exercise Price

Outstanding at beginning of year	448,709	$1.70	192,959	$2.92
Granted	1,093,724.80		262,375	0.80
Exercised	(37,500)	.60	—	—
Forfeited and canceled	(135,916)	3.85	(6,625)	1.33
Outstanding and exercisable to acquire restricted stock at end of the period	1,369,017	$0.80	448,709	$1.70

Weighted-average grant date fair value of options granted during the period for options with an exercise price less than the fair value of a common share on the date of grant	$0.29		$0.76

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

7. Stock Compensation Plan (continued)

A summary of Vyteris' options outstanding under the Option Plan at June 30, 2004 and related exercise prices and weighted-average remaining lives is as follows:

Exercise Price	Outstanding	Weighted- Average Remaining Life (Years)

$0.60	24,418	6.8
$0.80	1,344,599	9.8
	1,369,017	9.7

During the six months ended June 30, 2004, 37,500 stock options were exercised, 6,500 stock options were forfeited, and 129,416 stock options were cancelled. 91,917 of the cancelled stock options were reissued with an exercise price of $0.80. In accordance with APB No. 25 and FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25, the reissued options are accounted for as a direct re-pricing, which requires the options to be re-measured at intrinsic value over the vesting period. Additionally, 1,001,807 stock options were granted with an exercise price of $0.80.

8. Loss Per Share

The following table shows dilutive common share equivalents outstanding, which are not included in the above historical calculations, as the effect of their inclusion is anti-dilutive during each period.

	June 30,
	2004	2003
Convertible preferred stock	1,958,333	833,333
Convertible debt	8,622,500	4,061,250
Warrants	6,848,000	1,624,500
Options	1,369,017	328,210
B. Braun purchase right	92,593	92,593
Total	18,890,443	6,939,886

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

9. Related Party Transactions

Spencer Trask

In addition to the convertible secured promissory notes payable to related parties described in Note 4, the Recapitalization Transaction described in Note 6, and the Private Placement described in Note 3, Vyteris had the following transactions with Spencer Trask:

At June 30, 2004 and December 31, 2003, approximately $62,000 is included in due related party in the accompanying balance sheets for amounts owed to Spencer Trask and Spencer Trask Ventures, Inc. for certain expenses paid on behalf of Vyteris.

During December 2001, $10,000 of Spencer Trask’s funds were deposited in Vyteris’ bank account in error by Vyteris’ bank. Therefore, at June 30, 2004 and December 31, 2003, $10,000 is included in due to related party in the accompanying balance sheets.

10. Income Taxes

At December 31, 2003, Vyteris has available for federal income tax purposes net operating loss carryforwards, subject to review by the Internal Revenue Service, aggregating approximately $34 million and expiring from 2020 to 2023.

11. FDA Approval

On May 6, 2004, the Food and Drug Administration approved Vyteris’ New Drug Application (NDA 215-04) for its LidoSite™ Patch.

12. Employment Contract

In June 2004 the Company entered into a two year employment contract with a key executive. The contract calls for the issuance of options to purchase 425,000 shares of the Company’s common stock at a price of $.80 per share upon execution of the contract. Such options were issued in September 2004. The contract also calls for the issuance of additional options to this key executive upon the closing of a financing or series of financings aggregating up to $27 million, such that that executive’s total potential ownership of the Company is equal to 4% of the shares outstanding after such financing or series of financing.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

13. Subsequent Events

Increase in shares authorized for issuance under the employee stock option plan

In July the Company’s Board of directors and stockholders approved increasing the number of shares of common stock available for issuance under the 2001 stock option plan from 1,500,000 to 7,000,000.

Increase in authorized capital

In July the Company’s Board of directors and stockholders approved an increase in the Company’s authorized common stock from 75,000,000 shares to 100,000,000 shares.

Secured Promissory Notes

On July 7, 2004, $500,000 of the secured promissory notes issued to related parties (refer to Note 4) was repaid together with interest of $20,000.

Convertible Promissory Notes

The terms of the $500,000 BD Convertible Note were changed subsequent to June 30, 2004. The BD Note was originally due to be repaid on July 1, 2004. BD and Vyteris have agreed to change the repayment date to the earlier of September 30, 2004 or the closing of the sale of units and merger with Treasure Mountain Holdings, Inc. The Note will continue to accrue interest at a rate of 8% (refer to Note 5). In September 2004, BD agreed to the redemption of $250,000 of the principal amount of the BD Note in exchange for 166,667 shares of common stock and warrants to purchase 41,667 shares of common stock at $1.875 per share. The remaining $250,000 in principal amount and all interest accrued to date on the BD Convertible Note was paid on October 1, 2004.

Redemption of Series A Convertible Redeemable Preferred Shares

In September 2004, BD redeemed all 333,333 of its Series A Convertible Redeemable Preferred Shares (the “Series A Shares”). In lieu of cash, BD elected to redeem its Series A Shares for 666,667 shares of common stock and warrants to purchase a total of 166,667 shares of common stock at $1.875 per share.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

13. Subsequent Events (continued)

Sale of Units, Conversion of December Notes and Merger with Treasure Mountain Holdings, Inc.

On September 29, 2004 Vyteris consummated a $15,060,114 private placement transaction ( the “Private Placement”) of 2,510,019 units (the “Units”). Each Unit consisted of 4 shares of common stock and a warrant to purchase one share of common stock at an exercise price of $1.875 per share. The common stock issued in the Private Placement has registration rights, the Company will cause a registration statement to be filed within 45 days after the closing of the Private Placement. The Private Placement included the conversion of $1.6 million of loans made to Vyteris during the month of September 2004 by Spencer Trask and certain of its related parties (the “September Notes”). Net proceeds to Vyteris from the Private Placement were approximately $12 million.

Simultaneously with the closing of the Private Placement the $8,497,500 principal amount of the December Notes (refer to Note 3) converted into 8,497,500 shares of Vyteris common stock and immediately thereafter Vyteris merged with a subsidiary of Treasure Mountain Holdings, Inc. (“TMHI”) (the “Merger”).  Each outstanding share of Vyteris’ common stock automatically converted into the right to receive 4.19 shares of TMHI. Immediately after the Merger Vyteris stockholders owned 98.2% of the outstanding common stock and rights to receive common stock of TMHI.

The directors of TMHI resigned immediately prior to the Merger and the directors of Vyteris immediately prior to the Merger became the sole directors of TMHI, and the officers of TMHI resigned immediately prior to the Merger and the executive officers of Vyteris immediately prior to the Merger became the sole officers of TMHI.

The Credit Facility

Immediately prior to the closing of the Private Placement, Spencer Trask and certain of its related parties agreed to provide Vyteris with up to $5,000,000 in working capital loans in the form of 11.5% secured demand promissory notes (“Working Capital Facility”). As consideration for the commitment of the Working Capital Facility Vyteris issued 1,000,000 shares of its common stock to Spencer Trask and certain of its related parties. Each time funds are loaned to Vyteris under the Working Capital Facility Vyteris shall issue to the lender a common stock purchase warrant to purchase such number of shares equal to the quotient obtained by dividing (i) 40% of the amount loaned by (ii) 1.50. The warrants are exercisable for five years from the date of issuance and have an initial exercise price of $1.50 per share. As of October 31, 2004 no amounts have been loaned to Vyteris under the Working Capital Facility.

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Vyteris, Inc. (A Development Stage Enterprise) Notes to Financial Statements (Unaudited)

13. Subsequent Events (continued)

License and Development Agreement

In September 2004, Vyteris entered into an agreement with a major, European, pharmaceutical company for the licensing and development of an iontophoretic product for the treatment of female infertility. In July 2004 a non-refundable payment of $150,000 was made to Vyteris by this European pharmaceutical company.

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Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

The unaudited pro forma consolidated balance sheet as of June 30, 2004 and the unaudited pro forma consolidated statements of income for the year ended December 31, 2003 and the six months ended June 30, 2004, combine the historical financial statements of Treasure Mountain with Vyteris after giving effect to the Merger by recording the transaction as the issuance of Vyteris stock for the net monetary assets of Treasure Mountain, accompanied by a recapitalization with no goodwill or other intangibles recorded.  Pro forma adjustments to the balance sheet are computed as if the transaction occurred at June 30, 2004, while the pro forma adjustments to the statements of operations are computed as if the transaction occurred on January 1 of each period presented.

The following unaudited pro forma condensed consolidated financial information gives effect to the $15,000,000 private placement of units completed by Vyteris on September 29, 2004, the conversion of the $8,497,500 principal amount of convertible secured promissory notes payable into 8,497,500 shares of Vyteris common stock, the exchange of Vyteris' Series A convertible, redeemable preferred stock for 666,667 shares of Vyteris common stock and common stock purchase warrants, the exchange of the Becton Dickinson note for 166,667 shares of Vyteris common stock, common stock warrants and cash,, the issuance of 1,000,000 shares of Vyteris common stock as consideration for the commitment to provide up to $5,000,000 in working capital loans and the Merger including the 4.19 to 1 conversion of 45,220,888 Vyteris shares into 189,475,520 TMHI shares.  These pro forma statements are presented for illustrative purposes only.  The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.  The unaudited pro forma condensed consolidated financial statements do not purport to represent what the consolidated results of operations or financial position of Treasure Mountain would actually have been if the Merger had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of Treasure Mountain for any future period or as of any date.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004, was prepared by combining the balance sheet as of June 30, 2004 of Treasure Mountain with the balance sheet of Vyteris, Inc. as of June 30, 2004, giving effect to the Merger as if it occurred on June 30, 2004.

The unaudited condensed consolidated statements of operations for the periods presented were prepared by combining Treasure Mountain’s statements of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 with Vyteris’ statements of operations for the same periods, giving effect to the Merger as if it occurred on January 1 of each period.

The historical financial information regarding Treasure Mountain for the year ended December 31, 2003 has been derived from the audited financial statements of Treasure Mountain filed previously with the SEC as part of Treasure Mountain’s Annual Report on Form 10-KSB for the year ended December 31, 2003.  The historical financial information regarding Treasure Mountain for the six months ended June 30, 2004 has been derived from the unaudited financial statements of Treasure Mountain filed previously with the SEC as part of Treasure Mountain’s Quarterly Report on Form 10-QSB for the six months ended June 30, 2004.  The historical financial information regarding Vyteris, Inc. for the year ended December 31, 2003 has been derived from the audited financial statements of Vyteris, Inc. for the year ended December 31, 2003, included elsewhere in this Form 8-K/A. The historical financial information regarding Vyteris, Inc. for the six months ended June 30, 2004 has been derived from the unaudited financial statements of Vyteris, Inc. for the six months ended June 30, 2004, included elsewhere in this Form 8-K/A.

Treasure Mountain Holdings, Inc.
Pro Forma Condensed Consolidated Balance Sheet - Unaudited
As of June 30, 2004

	Treasure Mountain	Vyteris, Inc.	Adjustment Reference	Adjustments	Combined
Assets
Current assets:
Cash and cash equivalents	$1,454	$2,989,979	(1)	$12,793,724	$15,535,157
			(2)	(250,000)
Accounts receivable	—	32,500			32,500
Prepaid expenses	—	354,388		—	354,388
Accrued interest receivable	—	1,704		—	1,704
Total current assets	1,454	3,378,571		12,543,724	15,923,749

Equipment, net	—	2,871,712		—	2,871,712
Deferred financing costs	—	1,757,692	(3)	1,275,000	1,275,000
			(4)	(1,757,692)
Deferred offering costs	—	258,610	(1)	(258,610)	—
Total assets	$1,454	$8,266,585		$11,802,422	$20,070,461
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$3,570	$911,302			$914,872
Accrued expenses	—	640,816			640,816
Interest payable	—	194,331			194,331

Deferred revenue	—	300,000			300,000
Due to related party	—	71,587			71,587
Short-term debt	12,167	6,430,297	(2)	(500,000)	512,167
			(4)	(5,430,297)
Current portion of capital lease obligation		19,824			19,824
Total current liabilities	15,737	8,568,157		(5,930,297)	2,653,597

Capital lease obligation, less current portion		19,429			19,429
	—
Preferred stock:
Series A convertible	—	333,333	(2)	(333,333)	—

Series C convertible	—	7,500,000			7,500,000
Stockholders’ deficit:
Common stock	3,392	2,485	(1)	1,004	19,289
			(2)	83
			(3)	100
			(4)	850
			(5)	(3,392)
			(6)	14,767

Additional paid-in capital	742,379	34,709,950	(1)	12,534,110	52,744,915
			(2)	583,250
			(3)	1,274,900
			(4)	3,671,755
			(5)	(756,662)
			(6)	(14,767)

Deferred compensation		(87,394)			(87,394)
Accumulated deficit	(760,054)	(42,779,375)	(5)	760,054	(42,779,375)

Total stockholders’ (deficit) equity	(14,283)	(8,154,334)		18,066,052	9,897,435
Total liabilities and stockholders’ deficit	$1,454	$8,266,585		$11,802,422	$20,070,461

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

Vyteris pre-merger transactions which were pre-conditions to completion of the merger

Note 1. To record issuance of 2,510,019 units, each unit consisting of four shares of Vyteris common stock and a warrant to purchase one share of Vyteris common stock, for approximately $12.8 million in cash ($15.1 million net of $1.9 million of placement agent fees and non-accountable expenses and $.525 million of other expenses related to the transaction) based upon the assumption the transaction occurred as of June 30, 2004.

Note 2. To record the redemption of 333,333 outstanding shares of Series A convertible, redeemable preferred stock and the $500,000 principal amount of Becton Dickinson convertible note for 833,333 shares of Vyteris common stock, common stock warrants and cash based upon the assumption the transaction occurred as of June 30, 2004.

Note 3. To record the issuance of 1,000,000 shares Vyteris common stock as a cost to establish a $5 million working capital facility based upon the assumption the transaction occurred as of June 30, 2004.

Note 4. To record the conversion of $8,497,500 aggregate principal amount of convertible secured promissory notes to 8,497,500 shares of Vyteris common stock.

Merger transaction

Note 5. To record the elimination of Treasure Mountain equity as a result of the combination.

Note 6. To record the 4.19 to 1 conversion of Vyteris common shares to Treasure Mountain common shares and the related adjusted par value.

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Treasure Mountain Holdings, Inc.
Pro Forma Condensed Consolidated Statement of Operations - Unaudited
Six Months Ended June 30, 2004

	Treasure Mountain	Vyteris, Inc.	Adjustment Reference	Adjustments	Combined

Revenues	$—	$60,000			$60,000

Operating expenses:
Research and development	—	5,233,696			5,233,696
General and administrative	64,454	1,487,535			1,551,989
Total operating expenses	64,454	6,721,231			6,785,685

Interest income	—	(5,763)			(5,763)
Interest expense	209	2,648,150	(1)	(2,013,631)	4,534,068
			(2)	(19,945)
			(3)	3,919,285
Net loss	$(64,663)	$(9,303,618)		$1,885,709	$(11,253,990)

Basic and diluted net loss per share					$(0.08)
Basic and diluted shares outstanding					145,101,785

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Vyteris pre-merger transactions which were pre-conditions to completion of the merger

Note 1. To record the effect on interest expense of the conversion of $8,497,500 aggregate principal amount of convertible secured promissory notes to 8,497,500 shares of Vyteris common stock based upon the assumption the debt was converted to capital at the date of the initial transaction.

Note 2. To eliminate the interest expense for the period January 1, 2004 to June 30, 2004 assuming that the exchange of the $500,000 principal amount of Becton Dickinson convertible note for 166,667 shares of Vyteris common stock, common stock warrants and $250,000 in cash based upon the assumption the transaction occurred as of January 1, 2004.

Note 3. To record the unamortized beneficial conversion feature and discount as interest expense upon the conversion of the $8,497,500 convertible secured promissory notes.

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Treasure Mountain Holdings, Inc.
Pro Forma Condensed Consolidated Statement of Operations - Unaudited
For the year ended December 31, 2003

	Treasure Mountain	Vyteris, Inc.	Adjustment Reference	Adjustments	Combined

Revenues	$2,297	$200,000			$202,297

Operating expenses:
Research and development	—	8,734,871			8,734,871
General and administrative	30,247	2,454,922	(1)	425,000	2,910,169
Total operating expenses	30,247	11,189,793		425,000	11,645,040

Interest income	—	(5,775)			(5,775)
Interest expense	144	1,787,143	(2)	(20,055)	1,767,232
Net loss before state income taxes	(28,094)	(12,771,161)		(20,055)	(13,204,200)
Benefit from state income taxes	—	238,584			238,584
Net loss	$(28,094)	$(12,532,577)		$(404,945)	$(12,965,616)

Basic and diluted net loss per share					$(0.13)
Basic and diluted shares outstanding					96,360,517

NOTES TO PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Merger transaction

Note 1 .. To record $.425 million of expenses related to the reverse merger transaction based upon the assumption the transaction occurred as of January 1, 2003.

Vyteris pre-merger transactions which were pre-conditions to completion of the merger

Note 2. To eliminate the interest expense for the period July 1, 2003 to December 31, 2003 assuming that the exchange of $500,000 principal amount of Becton Dickinson convertible note for 166,667 shares of common stock, common stock warrants and $250,000 in cash based on the assumption the transaction occurred on the issue date, July 1, 2003.

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SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREASURE MOUNTAIN HOLDINGS, INC.

By:	/s/ Vincent De Caprio
Name: Vincent De Caprio Title: President and Chief Executive Officer

Dated: November 5, 2004

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